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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the reference to our Firm under the caption "Experts" and to the use of our reports on the financial statements of Amazing! Smart Card Technologies Inc. and Greystone Peripherals, Inc. dated April 16, 1999 and April 23, 1999, respectively, included in Post-Effective Amendment No. 1 to the Form S-1 Registration Statement on Form S-3 and the related Prospectus of PubliCARD, Inc. dated August 16, 1999.


                                       /s/ ARTHUR ANDERSEN LLP


San Jose, California
August 16, 1999